Exhibit (d)(2)
Global POA

[FORM OF]
POWER OF ATTORNEY

The undersigned has or will have the power to direct the disposition of:

(i) Class A common shares, par value $0.0000225 per share (“Class A Common Shares”), of Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EC30090) (“Accenture Ltd”), which the undersigned proposes from time to time to sell to a person or persons to be determined by the Attorneys-in-Fact (as defined below) (including, without limitation, an underwriter or underwriters (“Underwriters”) named in any Underwriting Agreement (as defined below) in contemplation that such Underwriters will offer such shares to the public);

(ii) Class I common shares, par value €1.25 per share (“Class I Common Shares”), of Accenture SCA, a Luxembourg société en commandite par actions (“Accenture SCA”), which the undersigned proposes from time to time to sell to Accenture Ltd or a subsidiary thereof, to elect for redemption in accordance with the Articles of Association of Accenture SCA and/or to exchange with Accenture Ltd or a subsidiary thereof on a one-for-one basis for Class A Common Shares that the undersigned then proposes to sell to a person or persons to be determined by the Attorneys-in-Fact (including, without limitation, an Underwriter or Underwriters in contemplation that such Underwriter or Underwriters will offer such shares to the public); and/or

(iii) Exchangeable Shares (“Exchangeable Shares” and, together with the Class A Common Shares and the Class I Common Shares, “Accenture Shares”) of Accenture Canada Holdings Inc., a corporation incorporated under the laws of Ontario, Canada (“ACHI”), which the undersigned proposes from time to time to sell to Accenture Ltd or a subsidiary thereof and/or to exchange with Accenture Ltd or a subsidiary thereof on a one-for-one basis for Class A Common Shares that the undersigned then proposes to sell to a person or persons to be determined by the Attorneys-in-Fact (including, without limitation, an Underwriter or Underwriters in contemplation that such Underwriter or Underwriters will offer such shares to the public).

The undersigned understands that, in connection with any sale of Class A Common Shares in a public offering pursuant to an Underwriting Agreement, Accenture Ltd may file a registration statement on an appropriate form (including any related Registration Statement filed under Rule 462(b) under the Securities Act (as defined below) and as each may be amended and/or supplemented from time to time, a “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register under the U.S. Securities Act of 1933, as amended (the “Securities Act”), such offering of Class A Common Shares. It is understood that at this time there is no commitment on the part of any Underwriter or Underwriters to purchase any Class A Common Shares and no assurance that any Underwriting Agreement will be entered into.

1. In connection with the foregoing, the undersigned hereby irrevocably appoints Joe W. Forehand, married, an American citizen, businessman, 5221 North O’Connor Boulevard, Suite 1400, Irving, Texas 75039, United States of America; Harry L. You, married, an American citizen, businessman, 5221 North O’Connor Boulevard, Suite 1400, Irving, Texas

75039, United States of America; and Douglas G. Scrivner, married, an American citizen, attorney, 1661 Page Mill Road, Palo Alto, California 94304, United States of America; and any of them acting alone, the attorneys-in-fact, with full power of substitution and resubstitution (collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”), of the undersigned, and agrees that the Attorneys-in-Fact, or any of them acting alone, may also act as attorneys-in-fact for any other person transacting in Accenture Shares, with full power and authority in the name of, and for and on behalf of, the undersigned:

(a) to do all things necessary or advisable, in the sole discretion of the Attorneys-in-Fact, or any of them acting alone, from time to time to (i) sell Class A Common Shares for which the undersigned has the power to direct the disposition (which may include Class A Common Shares received upon redemption or exchange of Class I Common Shares or Exchangeable Shares) to a person or persons to be determined by the Attorneys-in-Fact, or any of them acting alone, in their sole discretion and to determine the terms and conditions upon which any such sale shall take place (including, without limitation, determining the applicable sale price); (ii) sell Class I Common Shares for which the undersigned has the power to direct the disposition to Accenture Ltd or a subsidiary thereof, elect such shares for redemption in accordance with the Articles of Association of Accenture SCA and/or exchange such shares with Accenture Ltd or a subsidiary thereof for Class A Common Shares on a one-for-one basis and to determine the terms and conditions upon which any such sale, redemption and/or exchange shall take place (including, without limitation, determining the applicable sale or redemption price); and/or (iii) sell Exchangeable Shares for which the undersigned has the power to direct the disposition to Accenture Ltd or a subsidiary thereof and/or exchange such shares with Accenture Ltd or a subsidiary thereof for Class A Common Shares on a one-for-one basis and to determine the terms and conditions upon which any such sale and/or exchange shall take place (including, without limitation, determining the applicable sale price); provided, however, that the aggregate number of Accenture Shares sold, redeemed or exchanged, as the case may be, in any particular transaction shall not exceed the Maximum Number (as defined below) applicable to such transaction, except that the Attorneys-in-Fact, or any of them acting alone, may in every case sell any Class A Common Shares received by the undersigned upon redemption or exchange of Class I Common Shares or Exchangeable Shares in such transaction;

The “Maximum Number” as to any particular transaction shall mean the number of Accenture Shares calculated in accordance with instructions provided by the undersigned to the Attorneys-in-Fact with respect to such transaction in a written communication (which may be delivered electronically over a password-protected Accenture website (in which case (i) the Attorneys-in-Fact will be entitled to assume that the written communication was in fact delivered by the undersigned and not by any other person and (ii) the written communication shall have the same probative value in a court of law as a document executed by a hand written signature)) substantially in the form set forth on Annex A hereto; provided, however, that, subject to the immediately following proviso, if the undersigned does not provide a written communication to the Attorneys-in-Fact with respect to any particular transaction, the Maximum Number applicable to such transaction shall be zero; provided, further, that the Attorneys-in-Fact may in every case increase the Maximum Number so that the Maximum Number of Accenture Shares shall have a cash value that approximately equals any amount required to be paid by the undersigned in respect of local withholding taxes;

(b) for purposes of effecting any such sale, redemption and/or exchange, from time to time to negotiate, execute, deliver and perform the undersigned’s obligations under one or more sale agreements, exchange agreements, redemption notices, or other agreements or instruments (which may include, without limitation, a provision submitting to the laws of a specific country or the jurisdiction of a specific country or a specific arbitration provision) that the Attorneys-in-Fact, or any of them acting alone, may in their sole discretion deem necessary, desirable, appropriate or advisable (any such agreement, notice or instrument, a “Transaction Agreement”), including, without limitation, any Transaction Agreement in substantially the form included from time to time on the Partner Matters Database on the Accenture intranet or the Accenture Retired Partners Website (collectively, the “Databases”), together with such additions thereto, deletions therefrom and changes thereto as may be approved in the sole discretion of the Attorneys-in-Fact, or any of them acting alone, such approval to be conclusively evidenced by the execution and delivery of such Transaction Agreement by the Attorneys-in-Fact, or any of them acting alone;

(c) for purposes of effecting any such sale to Underwriters, from time to time to negotiate, execute, deliver and perform the undersigned’s obligations under one or more underwriting agreements (which may include, without limitation, a provision submitting to the laws of a specific country or the jurisdiction of a specific country or a specific arbitration provision) (any such underwriting agreement, an “Underwriting Agreement”) among Accenture Ltd, Accenture SCA, the selling shareholders named in a schedule thereto and the Underwriter or several Underwriters named therein, including, without limitation, any Underwriting Agreement in substantially the form included from time to time on the Databases, together with such additions thereto, deletions therefrom and changes thereto as may be approved in the sole discretion of the Attorneys-in-Fact, or any of them acting alone, such approval to be conclusively evidenced by the execution and delivery of such Underwriting Agreement by the Attorneys-in-Fact, or any of them acting alone;

(d) for purposes of bearing certain costs and expenses in connection with any such sale, redemption and/or exchange, to negotiate, execute, deliver and perform the undersigned’s obligations under one or more reimbursement agreements (which may include, without limitation, indemnity provisions and/or a provision submitting to the laws of a specific country or the jurisdiction of a specific country or a specific arbitration provision) (any such reimbursement agreement, a “Reimbursement Agreement”), including, without limitation, any Reimbursement Agreement in substantially the form included from time to time on the Databases, together with such additions thereto, deletions therefrom and changes thereto as may be approved in the sole discretion of the Attorneys-in-Fact, or any of them acting alone, such approval to be conclusively evidenced by the execution and delivery of such Reimbursement Agreement by the Attorneys-in-Fact, or any of them acting alone;

(e) to negotiate, execute, deliver and perform the undersigned’s obligations under any amendments, modifications or supplements to any Transaction Agreement, any Underwriting Agreement or any Reimbursement Agreement that the Attorneys-in-Fact or any of them acting alone, may in their sole discretion deem necessary, desirable, appropriate or advisable (which may include, without limitation, a provision submitting to the laws of a specific country or the jurisdiction of a specific country or a specific arbitration provision); provided, however, that no such amendment, modification or supplement shall cause the aggregate number of Accenture Shares to be sold, redeemed or exchanged by the undersigned in any particular transaction (excluding any sales of Class A Common Shares received by the undersigned upon redemption or exchange of Class I Common Shares or Exchangeable Shares in such transaction) to exceed the Maximum Number;

(f) in respect of any particular transaction, to make with Accenture Ltd and its subsidiaries and, in the case of a sale of Class A Common Shares pursuant to any Underwriting Agreement, the relevant Underwriters, or other persons, as applicable, each of the representations, warranties and agreements as are made to such parties by the undersigned and notified to the Attorneys-in-Fact with respect to such transaction in a written communication (which may be delivered electronically over a password-protected Accenture website (in which case (i) the Attorneys-in-Fact will be entitled to assume that the written communication was in fact delivered by the undersigned and not by any other person and (ii) the written communication shall have the same probative value in a court of law as a document executed by a hand written signature)) substantially in the form set forth on Annex A hereto;

(g) to give any notices, orders and instructions to any person, and to take any actions as the Attorneys-in-Fact, or any of them acting alone, may in their sole discretion deem necessary, desirable, appropriate or advisable, including, without limitation, with respect to (i) the transfer on the books of Accenture Ltd, Accenture SCA, ACHI, or any transfer agent thereof, as the case may be, of Accenture Shares (including the names in which new certificates for such shares, if any, are to be issued and the denominations thereof), (ii) the purchase of any transfer tax stamps necessary in connection with the transfer of Accenture Shares, (iii) the remittance of the net proceeds from any sale, redemption or exchange of Accenture Shares to or for the account of the undersigned in accordance with such payment instructions as the Attorneys-in-Fact, or any of them acting alone, may provide or obtain upon their request from the undersigned, (iv) the payment or advancement to Accenture Ltd or any subsidiary thereof of any applicable withholding taxes in respect of the transactions contemplated hereby (as such amounts may be notified to the Attorneys-in-Fact by Accenture Ltd or any subsidiary thereof) and (v) the use of a portion of the net proceeds from any sale, redemption or exchange of Accenture Shares to pay or repay any expenses or indebtedness that the undersigned is required to bear or repay with the proceeds from any such sale, redemption or exchange, including, without limitation, pursuant to any Reimbursement Agreement;

(h) to join Accenture Ltd in withdrawing any Registration Statement if Accenture Ltd should desire to withdraw such registration;

(i) to retain legal counsel in connection with any and all matters referred to herein (which counsel may, but need not be, counsel for Accenture Ltd);

(j) to open, on behalf of and in the name of the undersigned, a deposit or other account at a bank or other financial institution in the United States of America to receive the net proceeds from any sale, redemption or exchange of Accenture Shares and to negotiate, execute, deliver and perform the undersigned’s obligations under one or more paying agency agreements relating to the payment of such proceeds; and

(k) to make, execute, sign, seal, acknowledge, deliver and file all other contracts, deeds, orders, receipts, notices, requests, consents, instructions, certificates, letters, consents to service of process, reports, undertakings, instruments, agreements and other writings (which, in any such case, may include, without limitation, a provision submitting to the laws of a specific country or the jurisdiction of a specific country or a specific arbitration provision), including communications to the Commission (including without limitation a request or requests for acceleration of the effective date of any Registration Statement) and state and non-U.S. securities law authorities, and certificates and other documents required to be delivered by or on behalf of the undersigned pursuant to any Transaction Agreement, any Underwriting Agreement or any Reimbursement Agreement and specifically to execute on behalf of the undersigned stock powers and transfer instructions relating to any Accenture Shares to be sold, redeemed and/or exchanged by the undersigned, and in general to do all things and to take all actions which the Attorneys-in-Fact, or any of them acting alone, may consider necessary, desirable or appropriate in connection with, or to carry out and comply with, all terms and conditions of any Transaction Agreement, any Underwriting Agreement and any Reimbursement Agreement and the aforesaid sales, redemptions and/or exchanges of Accenture Shares.

2. The undersigned hereby:

(a) represents and warrants to, and agrees with, Accenture Ltd and any future Underwriters or other transferor of Accenture Shares disposed of by the undersigned that this Power of Attorney has been duly authorized, executed and delivered by or on behalf of the undersigned and constitutes a valid and binding agreement of the undersigned in accordance with its terms; and

(b) agrees to the Attorneys-in-Fact, Accenture Ltd and any subsidiary thereof and, in the case of a sale of Class A Common Shares pursuant to any Underwriting Agreement, the relevant future Underwriters using information concerning the undersigned or the undersigned’s holdings of Accenture Shares or other securityholdings of the undersigned in Accenture Ltd or any subsidiary thereof, including, without limitation, information contained in the relevant Registration Statement or any prospectus (preliminary or final) contained therein or filed pursuant to Rule 424 under the Securities Act or in any amendment or supplement thereto (including any documents incorporated by reference therein) or the relevant Underwriting Agreement. The undersigned understands and agrees that the information referred to in the immediately preceding sentence may be used to enable the Attorneys-in-Fact, Accenture Ltd and any subsidiary thereof and, in the case of a sale of Class A Common Shares pursuant to any Underwriting Agreement, the several Underwriters to perform applicable obligations or exercise rights under this Power of Attorney and any Transaction Agreement, Underwriting Agreement or Reimbursement Agreement; this may include disclosure of information to the Commission, the National Association of Securities Dealers, Inc., Underwriters, Accenture Ltd and any subsidiary thereof and/or to third parties. This may involve, to the extent permitted by applicable law, the international transfer of information to other countries other than the one in which the undersigned is resident, including countries which do not have privacy laws and to the United States of America; the undersigned has the right to have access to and to correct incorrect data by contacting the Attorneys-in-Fact and Accenture Ltd.

3.  This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of Accenture Ltd and, in the case of a sale of Class A Common Shares pursuant to any Underwriting Agreement, the relevant future Underwriters and the other selling, redeeming or exchanging shareholders; and, in consideration of those interests and in consideration and for the purpose of completing the transactions contemplated by this Power of Attorney and by any and all Transaction Agreements, Underwriting Agreements and Reimbursement Agreements to which the undersigned may become a party, this Power of Attorney and all authority conferred hereby, to the extent permitted and enforceable by applicable law, shall be deemed (i) an agency coupled with an interest, and (ii) expressly given in consideration of the undersigned’s obligations under the relevant Transaction Agreement, Underwriting Agreement and Reimbursement Agreement, as applicable, and shall be irrevocable and not subject to withdrawal or termination by the undersigned or by operation of law, whether by the death, disability, incompetency or incapacity of the undersigned or any executor, guardian, administrator or trustee or the termination of any estate or trust or by the merger, consolidation, dissolution or liquidation of any corporation or partnership or by the occurrence of any other event, and the obligations of the undersigned under any Transaction Agreement, Underwriting Agreement and Reimbursement Agreement similarly are not to be subject to termination. If any such individual or any such executor or trustee should die or become disabled, incompetent or incapacitated or if any such estate or trust should be terminated or if any such corporation or partnership should be dissolved or liquidated or if any other such event should occur before the delivery of the Accenture Shares to be sold, redeemed or exchanged by the undersigned under any Transaction Agreement or any Underwriting Agreement, such shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of such Transaction Agreement or such Underwriting Agreement and all other actions required to be taken under such Transaction Agreement or such Underwriting Agreement or such Reimbursement Agreement shall be taken, and actions taken by the Attorneys-in-Fact, or any of them acting alone, pursuant to this Power of Attorney shall be as valid as if such death, disability, incompetency, incapacity, termination, dissolution, liquidation or other event had not occurred, regardless of whether or not the Attorneys-in-Fact, or any of them acting alone, shall have received notice of such death, disability, incompetency, incapacity, termination, dissolution, liquidation or other event.

Notwithstanding the foregoing, this Power of Attorney shall terminate on July 24, 2005; subject, however, to all lawful action done or performed by the Attorneys-in-Fact, or any of them acting alone, pursuant to this Power of Attorney prior to such date.

4.  The undersigned will immediately notify the Attorneys-in-Fact, Accenture Ltd and, in the case of a sale of Class A Common Shares pursuant to any Underwriting Agreement, the representatives of the relevant Underwriters of the occurrence of any event which shall cause the representations, warranties and agreements contained or incorporated by reference herein not to be true and correct during the period of any public offering of Class A Common Shares of the undersigned or at any delivery of Accenture Shares pursuant to any Transaction Agreement or Underwriting Agreement.

5.  The undersigned expressly agrees that the Attorneys-in-Fact may delegate to any person (chosen by the Attorneys-in-Fact in their sole discretion, acting in the best interests of the undersigned) any authority or power granted herein. The undersigned undertakes to ratify all that the Attorneys-in-Fact or their delegates shall do by virtue of this Power of Attorney. All actions may be taken by any of the Attorneys-in-Fact alone. In the event that any statement, request, notice or instruction given by one Attorney-in-Fact shall be inconsistent with that given by another, any such statement, request, notice or instruction from Joe W. Forehand shall prevail.

6.  The undersigned agrees that none of the Attorneys-in-Fact nor any of their delegates shall have any liability whatsoever to the undersigned for any action taken or omitted to be taken pursuant to this Power of Attorney unless it shall be determined that such action was taken or omitted to be taken by the Attorney-in-Fact or his delegate in bad faith. Without limiting the generality of the foregoing, the undersigned agrees that no Attorney-in-Fact nor their delegate will have any liability with respect to the determination of any sale price or redemption price for any Accenture Share, for any failure to sell, redeem and/or exchange any Accenture Share or for consequential losses or punitive damages arising as the result of or with respect to this Power of Attorney or any action contemplated herein or taken pursuant to the authority granted hereunder. The undersigned further agrees to hold the Attorneys-in-Fact and their delegates, jointly and severally, free and harmless from any and all loss, damage, liability or expense incurred in connection herewith, including reasonable attorneys’ fees and costs, which they, or any of them acting alone, may sustain as a result of any action taken or omitted to be taken hereunder unless it shall be determined that such action was taken or omitted to be taken by the Attorney-in-Fact or his delegate in bad faith, and to reimburse the Attorneys-in-Fact and their delegates for their expenses, as they are incurred, in connection with any suit, action or proceeding relating to or arising out of an action taken or omitted to be taken hereunder.

7.  (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution or interpretation of this Power of Attorney (including the validity, scope and enforceability of this arbitration provision) or the appointment of the Attorneys-in-Fact hereunder or any and all authority granted hereunder or actions contemplated herein shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Power of Attorney shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of clause (a) above, the Attorneys-in-Fact may bring, or may cause Accenture Ltd to bring, on behalf of the Attorneys-in-Fact or on behalf of the undersigned, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this clause (b), the undersigned (i) expressly consents to the application of clause (c) of this paragraph 7 to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Power of Attorney would be difficult to calculate and that remedies at law would be inadequate.

(c)    (i) THE UNDERSIGNED HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE (B) OF THIS PARAGRAPH 7, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS POWER OF ATTORNEY. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The undersigned acknowledges that the fora designated by this clause (c) have a reasonable relation to this Power of Attorney.

(ii)  The undersigned hereby waives, to the fullest extent permitted by applicable law, any objection which he or she now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in clause (c)(i) of this paragraph 7 and such parties agree not to plead or claim the same.

8.  In the event of any change in the Class A Common Shares, Class I Common Shares and/or Exchangeable Shares by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, amalgamations, combinations, exchanges of shares and the like, such terms shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of such Accenture Shares. In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture Ltd, Accenture SCA and/or ACHI or any of their securities or assets as a result of which the undersigned shall have the power to direct the disposition of securities of a different entity, this Power of Attorney shall continue in full force and effect with respect to such securities of such other entity formerly representing or distributed in respect of Accenture Shares.

9.  This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York.

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